Exhibit 5.1

May 27, 2026

Golub Capital BDC, Inc.

200 Park Avenue, 25th Floor

New York, NY 10166

Ladies and Gentlemen:

We have acted as counsel to Golub Capital BDC, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $500,000,000 in aggregate principal amount of the Company’s 6.250% unsecured notes due 2031 (the “Notes”), pursuant to the Company’s Registration Statement on Form N-2 (File No. 333-286240) filed under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became automatically effective upon filing with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 462(e) under the Securities Act, on March 31, 2025 (such Registration Statement, as of its effective date, together with the Base Prospectus (as defined below) and the information incorporated by reference therein, the “Registration Statement”) and the Prospectus Supplement (as defined below).

The Registration Statement relates to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the base prospectus, dated March 28, 2025, which forms part of the Registration Statement, together with the information incorporated by reference therein (the “Base Prospectus”), and as may be set forth from time to time in one or more supplements to the Base Prospectus. This opinion letter is rendered in connection with the public offering of the Notes, as described in (i) the Base Prospectus and (ii) the prospectus supplement, dated May 19, 2026, relating to the Notes, together with the information incorporated by reference therein (together with the Base Prospectus, the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424 under the Securities Act. All of the Notes are to be sold by the Company as described in the Registration Statement and the Prospectus Supplement.

The Notes will be issued pursuant to the indenture, dated October 2, 2020, by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the sixth supplemental indenture, dated May 27, 2026, by and between the Company and the Trustee (collectively, the “Indenture”).

As counsel to the Company, we have reviewed the Registration Statement and the Base Prospectus and participated in the preparation of the Prospectus Supplement, and have examined the originals or copies of the following:

(i)	the Certificate of Incorporation of the Company, as amended by the Certificates of Amendment of the Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

(ii)	the Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iii)	a Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware on May 19, 2026;

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(iv)	the resolutions of the Company’s board of directors, or a duly authorized committee thereof, relating to, among other things: (a) the authorization and approval of the preparation and filing of the Registration Statement and the Prospectus Supplement; (b) the offering, issuance, and sale of the Notes and the terms and conditions thereof; and (c) the authorization of the execution and delivery of the Underwriting Agreement (as defined below), and the Indenture;

(v)	the Indenture;

(vi)	a specimen copy of the form of the Notes to be issued pursuant to the Indenture in the form attached to the Indenture; and

(vii)	the Underwriting Agreement, dated as of May 19, 2026, by and among the Company, GC Advisors LLC, a Delaware limited liability company, and Golub Capital LLC, a Delaware limited liability company, on the one hand, and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Santander US Capital Markets LLC, SMBC Nikko Securities America, Inc. and Truist Securities, Inc., as representatives of the several underwriters named in Exhibit A thereto, on the other hand.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials or officers of the Company have been properly issued, (vi) the accuracy and completeness of all corporate records made available to us by the Company, (vii) that the Indenture is the valid and legally binding obligation of the parties thereto (other than the Company), and (viii) that at the time of issuance of the Notes, after giving effect to such issuance, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), giving effect to Section 61(a)(2) of the 1940 Act.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of officers of the Company, and on the representations, warranties and covenants of the Company set forth in the Underwriting Agreement. We also have relied upon certificates and confirmations of public officials. We have not independently established the facts, or in the case of certificates or confirmations of public officials (which we have assumed remain accurate as of the date of this opinion letter), the other statements, so relied upon.

The opinion set forth below is limited to the contract laws of the State of New York, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of New York or the laws of any other jurisdiction. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance or sale of the Notes.

On the basis of and subject to the foregoing, and subject to the all of the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that, when the Notes are duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (including, without limitation, the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity.

The opinions expressed in this opinion letter are (a) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred, and (b)  only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof for incorporation by reference in the Registration Statement, and to the reference to our firm in the “Legal Matters” section in the Prospectus Supplement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

/s/ EVERSHEDS SUTHERLAND (US) LLP